    As filed with the Securities and Exchange Commission on November 3, 1994

                   Registration Statement No. 33-____________


                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                                 FRETTER, INC.
             (Exact name of registrant as specified in its charter)

MICHIGAN                                                             38-1557359
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                               12501 GRAND RIVER
                            BRIGHTON, MICHIGAN 48116
                                 (810) 220-5000
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                  FRETTER, INC. 1993 LONG TERM INCENTIVE PLAN
                            (Full title of the plan)

                              STUART GARSON, ESQ.
                                General Counsel
                                 Fretter, Inc.
                               12501 Grand River
                            Brighton, Michigan 48116
                                 (810) 220-5010

           (Name, address, including zip code, and telephone number, including area code, of agent for service)

                        COPIES OF ALL COMMUNICATIONS TO:

                             DAVID D. WARNER, ESQ.
                          Jaffe, Raitt, Heuer & Weiss
                            Professional Corporation
                        One Woodward Avenue, Suite 2400
                            Detroit, Michigan  48226
                                 (313) 961-8380

                       CALCULATION OF REGISTRATION FEE

Title of Securities           Amount to be                Proposed Maximum               Proposed Maximum            Amount of
to be Registered               Registered             Offering Price Per Share(1)     Aggregate Offering Price    Registration Fee
- -------------------           -------------           ------------------------        ------------------------    ----------------
Common Stock                  3,264,000               1,785,000 @ $0.98               $6,748,631.30(1)            $2,327.12(1)
                                                      1,006,550 @ $3.50
                                                        472,450 @ $3.125


(1) The offering price and the registration fee have been calculated pursuant to Rule 457(h) based on the average of the high and low prices reported on the Nasdaq NMS on November 1, 1994.

In addition, pursuant to Rule 416(a) under the Securities Act of 1983, this registration statement also covers any additional indeterminate number of shares as may be issued as a result of the antidilution provisions of the 1993 Plan.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

        The following documents filed with the Commission are incorporated herein by reference:

        (a) The Company's Annual Report on Form 10-K for its fiscal year ended January 31, 1994.

        (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above.

        (c) The description of the Company's Common Stock contained in the Company's registration statement under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

        In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

        Any statement contained in a document incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Except as so modified or superseded, such statement shall not be deemed to constitute a part of the Prospectus or registration statement.

ITEM 4.   DESCRIPTION OF COMMON STOCK

        The Company's Common Stock is registered under Section 12 of the Exchange Act.

ITEM 5.   EXPERTS

        The financial statements incorporated in this registration statement by reference to the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 1994 have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

ITEM 6. INDEMNIFICATION OF OFFICERS AND DIRECTORS

    Sections 561-565 of the Michigan Business Corporation Act (MCLA Section
Section 451.1561 - .1566) provide:

        450.1561  INDEMNIFICATION OF CERTAIN PERSONS GENERALLY.

        Section 561. A corporation has the power to indemnify a person who was or is a party or is threatened to be made a party to a threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal, other than an action by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not, against expenses, including attorneys' fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit, or proceeding, if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and with respect to a criminal action or proceeding, if the person had no reasonable cause to believe his or her conduct was unlawful. The termination of an action, suit, or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent does not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and, with respect to a criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

        450.1562  ADDITIONAL PROVISIONS FOR INDEMNIFICATION OF CERTAIN PERSONS.

        Section 562. A corporation has the power to indemnify a person who was or is a party or is threatened to be made a party to a threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not, against expenses, including attorneys' fees, and amounts paid in settlement actually and reasonably incurred by the person in connection with the action or suit, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders. Indemnification shall not be made for a claim, issue, or matter in which the person has been found liable to the corporation except to the extent authorized in Section 564c.

        450.1563  INDEMNIFICATION AGAINST ACTUAL AND REASONABLE EXPENSES.

        Section 563. To the extent that a director, officer, employee, or agent of a corporation has been successful on the merits or otherwise in defense of an action, suit, or proceeding referred to in Section 561 or 562, or in defense of a claim, issue, or matter in the action, suit, or proceeding, he or she shall be indemnified against actual and reasonable expenses, including attorneys' fees, incurred by him or her in connection with the action, suit, or proceeding and an action, suit, or proceeding brought to enforce the mandatory indemnification provided in this section.

        450.1564A INDEMNIFICATION UNDER SECTION SECTION 450.561 OR 450.562; DETERMINATION AND EVALUATION; DESIGNATION OF COMMITTEE OR SELECTION OF INDEPENDENT LEGAL COUNSEL PARTIAL INDEMNIFICATION.

        Section 564(a). (1) An indemnification under section 561 or 562, unless ordered by the Court shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in sections 561 and 562 and upon an evaluation of the reasonableness of expenses and amounts paid in settlement. This determination and evaluation shall be made in any of the following ways:

            (a) By a majority vote of a quorum of the board consisting of directors who are not parties or threatened to be made parties to the action, suit or proceeding.

            (b) If a quorum cannot be obtained under subdivision (a), by majority vote of a committee duly designated by the board and consisting solely of two or more directors not at the time parties or threatened to be made parties to the action, suit, or proceeding.

            (c) By independent legal counsel in a written opinion, which counsel shall be selected in one of the following ways:

                (i) By the board or its committee in the manner prescribed in subdivision (a) or (b).

                (ii) If a quorum of the board cannot be obtained under subdivision (a) and a committee cannot be designated under subdivision (b), by the board.

            (d) By all independent directors who are not parties or threatened to be made parties to the action, suit or proceeding.

            (e) By the shareholders, but shares held by directors, offices, employees, or agents who are parties or threatened to be made parties to the action, suit, or proceeding may not be voted.

        (2) In the designation of a committee under subsection (1)(b) or in the selection of independent legal counsel under subsection (1)(c)(ii), all directors may participate.

        (3) If a person is entitled to indemnification under Section 561 or 562 for a portion of expenses, including reasonable attorneys' fees, judgments, penalties, fines, and amounts paid in settlement, but not for the total amount, the corporation may indemnify the person for the portion of the expenses, judgments, penalties, fines, and amounts paid in settlement, but not for the total amount, the corporation may indemnify the person for the portion of the expenses, judgments, penalties, fines or amounts paid in settlement for which the person is entitled to be indemnified.

        450.1564B PAYMENT OR REIMBURSEMENT OF A PARTY IN ADVANCE OF FINAL DISPOSITION OF PROCEEDING; UNDERTAKING AS UNLIMITED GENERAL OBLIGATION; DETERMINATIONS OF PAYMENTS.

        Section 564b. (1) A corporation may pay or reimburse the reasonable expenses incurred by a director, officer, employee, or agent who is a party or threatened to be made a party to an action, suit, or proceeding in advance of final disposition of the proceeding if all of the following apply:

            (a) The person furnishes the corporation a written affirmation of his or her good faith belief that he or she has met the applicable standard of conduct set forth in sections 561 and 562.

            (b) The person furnishes the corporation a written undertaking, executed personally or on his or her behalf, to repay the advance if it is ultimately determined that he or she did not meet the standard of conduct.

            (c) A determination is made that the facts then known to those making the determination would not preclude indemnification under this act.

        (2) The undertaking required by subsection(1)(b) must be an unlimited general obligation of the person but need not be secured.

        (3) Determinations of payments under this section shall be made in the manner specified in section 564a.

        450.1564C  APPLICATION FOR INDEMNIFICATION TO COURT; DETERMINATION.

        Section 564c. A director, officer, employee, or agent of the corporation who is a party or threatened to be made a party to an action, suit, or proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court after giving any notice it considers necessary may order indemnification if it determines that the person is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not he or she met the applicable standard of conduct set forth in sections 561 and 562 or was adjudged liable as described in section 562, but if he or she was adjudicated liable, his or her indemnification is limited to reasonable expenses incurred.

        450.1565 LIMITATION ON TOTAL AMOUNT OF EXPENSES ADVANCED OR INDEMNIFIED; DURATION OF INDEMNIFICATION.

        Section 565. (1) The indemnification or advancement of expenses provided under sections 561 to 564c is not exclusive of other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation, bylaws, or a contractual agreement. The total amount of expenses advanced or indemnified from all sources combined shall not exceed the amount of actual expenses incurred by the person seeking indemnification or advancement of expenses.

            (2) The indemnification provided for in sections 561 to 565 continues as to a person who ceases to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of the person.

    Section 2 of Article VIII of the Registrant's Articles of Incorporation provides:

    Section 2. Indemnification. The corporation shall indemnify any of its directors and officers and may indemnify any of its employees and agents (in each case including such person's heirs, executors, administrators and legal representatives) who are made or threatened to be made a party to an action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or serves or served at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, to the fullest extent authorized or permitted under the Act or other applicable law, as the same presently exist or may hereafter be amended, but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than authorized or permitted before such amendment. Without limiting the generality of the foregoing, the following provisions, except to the extent they limit the indemnity which may be provided pursuant to the foregoing, shall apply:

        2.1 -- Indemnification of Directors and Officers: Claims by Third Parties. The corporation shall, to the fullest extent authorized or permitted by the Act or other applicable law, as the same presently exist or may hereafter be amended, but, in the case of any such amendment, only to the extent such amendment permits the corporation to provide broader indemnification rights than before such amendment, indemnify a director or officer (the "Indemnitee") who was or is a party or is threatened to be made a party to a threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal, other than an action by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not, against expenses, including attorneys' fees, judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit, or proceeding, if the Indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and with respect to a criminal action or proceeding, if the Indemnitee had no reasonable cause to believe his or her conduct was unlawful. The termination of an action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the Indemnitee did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and, with respect to a criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

        2.2 -- Indemnification of Directors and Officers: Claims Brought By or In the Right of the Corporation. The corporation shall, to the fullest extent authorized or permitted by the Act or other applicable law, as the same presently exist or may hereafter be amended, but, in the case of any such amendment, only to the extent such amendment permits the corporation to provide broader indemnification rights than before such amendment, indemnify a director or officer (the "Indemnitee") who was or is a party to or is threatened to be made a party to a threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not, against expenses, including actual and reasonable attorneys' fees, and amounts paid in settlement incurred by the Indemnitee in connection with the action or suit, if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders. However, indemnification shall not be made under this subsection 2.2 for a claim, issue, or matter in which the Indemnitee has been found liable to the corporation unless and only to the extent that the court in which the action or suit was brought has determined upon application that, despite the adjudication of liability but in view of all circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnification for the expenses which the court considers proper.

        2.3 -- Actions Brought by the Indemnitee.   Notwithstanding the
        provisions of subsections 2.1 and 2.2, the corporation shall not be required to indemnify an Indemnitee in connection with an action, suit, proceeding or claim (or part thereof) brought or made by such Indemnitee unless such action, suit, proceeding or claim (or part thereof): (i) was authorized by the Board of Directors of the corporation; or (ii) was brought or made to enforce this Section 2 and the Indemnitee has been successful in such action, suit, proceeding or claim (or part thereof).

        2.4 -- Approval of Indemnification. An indemnification under subsections 2.1 or 2.2 hereof unless ordered by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the Indemnitee is proper in the circumstances because such Indemnitee has met the applicable standard of conduct set forth in subsections 2.1 or 2.2, as the case may be. This determination shall be made in any of the following ways:

            (a) By a majority vote of a quorum of the Board consisting of directors who were not parties to the action, suit, or proceeding.

            (b) If the quorum described in subdivision (a) is not obtainable, then by a majority vote of a committee of directors who are not parties to the action. The committee shall consist of not less than two (2) disinterested directors.

            (c)  By independent legal counsel in a written opinion.

            (d)  By the shareholders.

        2.5 -- Advancement of Expenses. Expenses incurred in defending a civil or criminal action, suit, or proceeding described in subsections 2.1 or
        2.2 above shall be paid by the corporation in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the Indemnitee to repay the expenses if it is ultimately determined that the Indemnitee is not entitled to be indemnified by the corporation. The undertaking shall be by unlimited general obligation of the person on whose behalf advances are made but need not be secured.

        2.6 -- Partial Indemnification. If an Indemnitee is entitled to indemnification under subsections 2.1 or 2.2 for a portion of expenses including attorneys' fees, judgments, penalties, fines, and amounts paid in settlement, but not for the total amount thereof, the corporation shall indemnify the Indemnitee for the portion of the expenses, judgments, penalties, fines, or amounts paid in settlement for which the Indemnitee is entitled to be indemnified.

        2.7 -- Indemnification of Employees and Agents. Any person who is not covered by the foregoing provisions of this Section 2 and who is or was an employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, may be indemnified to the fullest extent authorized or permitted by the Act or other applicable law, as the same exist or may hereafter be amended, but, in the case of any such amendment, only to the extent such amendment permits the corporation to provide broader indemnification rights than before such amendment, but in any event only to the extent authorized at any time or from time to time by the Board of Directors.

        2.8 -- Other Rights of Indemnification. The indemnification or advancement of expenses provided under subsections 2.1 through 2.7 is not exclusive of other rights to which a person seeking indemnification or advancement of expenses may be entitled under the Articles of Incorporation or Bylaws, or an agreement. However, the total amount of expenses advanced or indemnified from all sources combined shall not exceed the amount of actual expenses incurred by the person seeking indemnification or advancement of expenses. The indemnification provided for in subsections 2.1 through 2.7 continues as to a person who ceases to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of the person.

        2.9 -- Definitions. "Other enterprise" shall include employee benefit plans: "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan: and "serving at the request of the corporation" shall include any service as a director, officer, employee, or agent of the corporation which imposes duties on, or involves services by, the director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be considered to have acted in a manner "not opposed to the best interests of the corporation or its shareholders" as referred to in subsections 2.1 and 2.2.

        2.10 -- Liability Insurance. The corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not, against any liability asserted against and incurred by such person in any such capacity or arising out of such person's status as such, regardless of whether or not the corporation would have the power to indemnify such person against such liability under the pertinent provisions of the Act.

        2.11 -- Enforcement. If a claim under this Section 2 is not paid in full by the corporation within thirty days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim, and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the Act for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, a committee thereof, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because such claimant has met the applicable standard of conduct set forth in the Act nor an actual determination by the corporation (including its Board of Directors, a committee thereof, independent legal counsel or its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

        2.12 -- Contract with the Corporation.   The right to indemnification
        conferred in this Section 2 shall be deemed to be a contract right between the corporation and each director or officer who serves in any such capacity at any time while this Section 2 is in effect, and any repeal or modification of this Section 2 shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

        2.13 -- Application to a Resulting or Surviving Corporation or Constituent Corporation. The definition for "corporation" found in
        Section 569 of the Act, as the same exists or may hereafter be amended is, and shall be, specifically excluded from application to this
        Section 2.  The indemnification and other obligations set forth in this
        Section 2 of the corporation shall be binding upon any resulting or surviving corporation after any merger or consolidation with the corporation. Notwithstanding anything to the contrary contained herein or in Section 569 of the Act, no person shall be entitled to the indemnification and other rights set forth in this Section 2 for acting as a director or officer of another corporation prior to such other corporation entering into a merger or consolidation with the corporation.

        2.14 -- Severability. Each and every paragraph, sentence, term and provision of this Section 2 shall be considered severable in that, in the event that a court finds any paragraph, sentence, term or provision to be invalid or unenforceable, the validity and enforceability, operation, or effect of the remaining paragraphs, sentences, terms or provisions shall not be affected, and this Section 2 shall be construed in all respects as if such invalid or unenforceable matter had been omitted.

    Also in connection with the matter of director and officer indemnification, the Registrant has entered into indemnification agreements with its officers and directors.

    Indemnification available to a director or officer under the Registrant's Articles of Incorporation or Bylaws could be changed without the consent of such director or officer by amendment of the Articles of Incorporation or Bylaws. By contrast, the indemnification agreements are intended to create binding obligations of the Registrant which cannot unilaterally be changed by the Registrant. In addition, the indemnification agreements are designed to provide indemnification to directors and officers beyond what currently is required by the Michigan Act or the Registrant's Articles of Incorporation.

    A summary description of certain provisions of the indemnification agreements follows.

    The indemnification agreements require the Registrant to purchase and maintain liability insurance coverage for the benefit of the person entering into the agreement (the "Indemnitee"). However, the insurance coverage need not be provided if in the reasonable business judgment of the Registrant's Board of Directors the premium cost of such insurance is substantially disproportionate to the coverage provided or the coverage provided is so limited by exclusions that there is no substantial benefit to such insurance. In such event, the Registrant agrees to provide a substitute for such liability insurance to the extent reasonably available, which substitute may be in the form of insurance issued by an affiliated issuer or insurance for which the premiums may be adjusted retroactively based on claims experience, or similar arrangements, or in the form of a trust fund or other form of funded arrangement. If the Registrant does not purchase and maintain in effect liability insurance at least comparable to that which is presently in effect, then the Registrant is obligated to indemnify the Indemnitee to the full extent of the coverage which otherwise would have been provided for the benefit of the Indemnitee pursuant to such insurance.

    Subject to certain limitations, an officer or director entering into such an indemnification agreement is intended to be indemnified by the Registrant against expenses and all other costs (including judgments, fines and settlements) in connection with the proceedings described therein (which include Registrant and derivative actions), without regard to whether he or she is successful on the merits and without the necessity of a prior court determination of entitlement to indemnification. Accordingly, the indemnification agreements might require indemnification even where the conduct giving rise to the claim for indemnification was negligent, grossly negligent or reckless. In addition, the indemnification agreements might extend indemnification to conduct that is alleged, but not finally adjudged by a court, to be willful misconduct.

    Insofar as the Registrant knows, the question of the permissibility of indemnification broader than that expressly provided for in Sections 561 and 562 of the Michigan Act has not been adjudicated by any Michigan court. A court might consider the fact that the Michigan Act expressly authorizes such indemnification with respect to other proceedings but not expressly with respect to Registrant or derivative proceedings to be indicative that such broader indemnification rights should not be enforceable in connection with Registrant or derivative proceedings. Such an adjudication of unenforceability probably would occur if and to the extent a court were to conclude that the non-exclusivity provisions of Section 565(1) of the Michigan Act do not authorize such broader indemnification in the agreements. In addition, it is possible that a court, if required to consider the issue, could conclude that such broader indemnification, while generally permissible and enforceable even with respect to Registrant and derivative proceedings, should not be enforceable in one or another particular context as a matter of public policy.

    It is intended that such broader indemnification provisions of the indemnification agreements entered into by the Registrant be fully enforceable against the Registrant, subject to the express limitations of such agreements. To the extent, if any, that it should be conclusively adjudicated that such broader indemnification is prohibited by law, the Registrant would not be required by the indemnification agreements to provide and would not provide such indemnification.

    The granting of indemnification or its equivalent under the agreements for judgments or settlements in derivative proceedings is circular to a certain extent, since any recovery from an indemnified party in a derivative proceeding inures to the benefit of the Registrant but the Registrant may also be responsible for indemnifying the indemnified party against such recovery.

    The indemnification agreements further require the Registrant to pay expenses incurred by the Indemnitee in defending actions subject to indemnification promptly after request therefor in advance of a final disposition of the action. The Indemnitee undertakes to repay, such amounts unless ultimately determined not to be entitled to indemnification. The Indemnitee's undertaking in this regard is an unlimited general obligation but need not be secured.

    In the event that the Indemnitee is required to commence an action to enforce the agreement and is successful, the Registrant will be obligated to reimburse the Indemnitee for the costs and expenses, including reasonable attorneys fees, of such action. The indemnification agreement contains miscellaneous other provisions including a specification of certain remedies available to the Indemnitee and an undertaking by the Registrant to take all necessary action, at its own expense, to secure the requisite shareholder approval of one or more amendments to the Registrant's Articles of Incorporation to limit the personal liability of directors of the Registrant to the fullest extent permitted by the Michigan Act or any amendment thereof.

    Finally, the indemnification agreements provide that in the event the Registrant shall enter into any agreement to merge or consolidate with another company or to sell, lease, exchange, transfer or otherwise dispose of all or substantially all of its assets, or shall adopt a plan or proposal for a spin-off, split-up, or split-off, it will provide in any such agreement, plan or proposal, a provision pursuant to which the successor company shall assume the obligations of the Registrant under the indemnification agreement and that the successor company consents to and ratifies the agreement. Further, in the event that a majority interest of the voting shares of the Registrant are sole pursuant to a tender offer or purchase agreement approved or supported by the Board of Directors of the Registrant, the Registrant is obligated to obtain an agreement with the acquiring party pursuant to which the acquiring party assumes the liabilities and obligations of the Registrant under the agreement, consents to and ratifies the indemnification agreement, and guarantees the full, prompt and faithful payment, performance and discharge of each of the provisions and conditions of the agreement.

    In connection with the Registrant's acquisition in December 1993 of Dixons U.S. Holdings, Inc. ("DUS") via the issuance of shares (the "Share Issuance"), the Registrant agreed to certain indemnification and insurance arrangements. The Registrant agreed to use its best efforts to obtain and maintain, for a period of six years after the Share Issuance, a policy or policies of directors' and officers' liability insurance ("D&O Insurance") insuring the past directors and officers of DUS and its subsidiaries, on terms no less favorable to the directors and officers than those of the Registrant's present D&O Insurance policy. However, in no event shall the Registrant be obligated to pay an annual cost of D&O Insurance in excess of $125,000. If D&O Insurance with this coverage and premium limit is not available to the Registrant, the Registrant must obtain the maximum insurance coverage available for $125,000 per year.

    Also as part of the Share Issuance, the Registrant will be obligated to indemnify the persons who prior to the Share Issuance were directors and officers of DUS and its subsidiaries against liabilities arising out of their service as such, to the extent that the D&O Insurance policy does not pay such liability (unless the failure to pay is due to a breach of any obligation to cooperate or assist in defense and settlement, or a refusal to consent to a monetary settlement approved by the insurer). The Registrant's indemnification liability will be no broader than the most restrictive of the indemnification provisions (a) of the Registrant's present bylaws, or (b) under applicable Michigan law.


ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

    Not applicable.

ITEM 8.   EXHIBITS

        The exhibits filed herewith are set forth on the exhibit index filed as part of this registration statement.

ITEM 9.   UNDERTAKINGS

        (a)     The undersigned registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(e) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brighton, State of Michigan, on the 3rd day of November, 1994.

Date:  November 3, 1994                    FRETTER, INC.


                                        By:  /s/ John B. Hurley
                                           ------------------------------------
                                             John B. Hurley,
                                             President and Chief Executive
                                              Officer

    Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.


NAME                                                      TITLE                                        DATE
- ----                                                      -----                                        ----
/s/ Ernest L. Grove, Jr.                   Chairman of the Board of Directors                         November 3,
- ----------------------------------                                                                      1994
  Ernest L. Grove, Jr.

/s/ John B. Hurley                          President, Chief Executive Officer, Chief                 November 3,
- ----------------------------------          Financial Officer and Director                              1994
    John B. Hurley

/s/ Dale R. Campbell                        Executive Vice President, Treasurer,                      November 3,
- ----------------------------------          Principal Accounting Officer and Director                   1994
    Dale R. Campbell

/s/ Oliver L. Fretter                       Director                                                  November 3,
- ----------------------------------                                                                      1994
    Oliver L. Fretter

/s/ Peter A. Dow                            Director                                                  November 3,
- ----------------------------------                                                                      1994
    Peter A. Dow

                                            Director                                                  November 3,
- ----------------------------------                                                                      1994
Brian K. Friedman

                                            Director                                                  November 3,
- ----------------------------------                                                                      1994
Robert Shrager


                                 FRETTER, INC.

                                 EXHIBIT INDEX


<Caption

- --------------------------------------------------------------------------------------------------------------------------
- --------------------------------------------------------------------------------------------------------------------------

                                                        Incorporated                                        Page
Exhibit                                                  Herein by                   Filed                 Number
  No.                     Description                   Reference to:               Herewith               Herein
- --------------------------------------------------------------------------------------------------------------------------
- --------------------------------------------------------------------------------------------------------------------------
 5.0          Opinion of Jaffe, Raitt, Heuer &                                         X
              Weiss, Professional Corporation,
              regarding legality of the
              Common Stock

24.1          Consent of Jaffe, Raitt, Heuer &                                         X                 See Exhibit
              Weiss, Professional Corporation                                                            5.0

24.2          Consent of Price Waterhouse  LLP                                         X
